UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2017

GUIDED THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22179 (Commission File Number)	58-2029543 (IRS Employer Identification No.)

5835 Peachtree Corners East, Suite D Norcross, Georgia (Address of principal executive offices)		30092 (Zip Code)

Registrant’s telephone number, including area code: (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On January 22, 2017, the Company entered into a license agreement with Shandong Yaohua Medical Instrument Corporation (“SMI”) pursuant to which the Company granted SMI an exclusive global license to manufacture the Company’s LuViva Advanced Cervical Cancer device and related disposables (subject to a carve-out for manufacture in Turkey) and exclusive distribution rights in the Peoples Republic of China, Macau, Hong Kong and Taiwan. In exchange for the license, SMI will pay a $1.0 million licensing fee, payable in five installments through October 2017, as well as a royalty on each disposable sold in the territories. SMI will also underwrite the cost of securing approval of LuViva with the Chinese Food and Drug Administration.

Pursuant to the SMI agreement, SMI must become capable of manufacturing LuViva in accordance with ISO 13485 for medical devices by the second anniversary of the SMI agreement. During 2017, SMI must purchase no fewer than ten devices (with up to two devices pushed to 2018 if there is a delay in obtaining Chinese FDA approval). In the three years following Chinese FDA approval, SMI must purchase a minimum of 3,500 devices (500 in the first year, 1,000 in the second, and 2,000 in the third). As manufacturer of the devices and disposables, SMI will be obligated to sell each to the Company at costs no higher than the Company’s current costs.

As partial consideration for, and as a condition to, the license, and to further align the strategic interests of the parties, the Company agreed to issue $1.0 million in shares of its common stock to SMI, in five installments through October 2017, at a price per share equal to the lesser of the average closing price for the five days prior to issuance and $1.25.

In order to facilitate the SMI agreement, immediately prior to its execution the Company entered into an agreement with Shenghuo Medical, LLC, regarding the Company’s previous license to Shenghuo, originally granted in June 2016, to manufacture, sell and distribute the LuViva in Asia. Under the terms of the new agreement, Shenghuo agreed to relinquish its manufacturing license and its distribution rights in SMI’s territories, and to waive its rights under the original Shenghuo agreement, all for as long as SMI performs under the SMI agreement. As consideration, the Company has agreed to split with Shenghuo the licensing fees and net royalties from SMI that the Company will receive under the SMI agreement. Should the SMI agreement be terminated, the Company has agreed to re-issue the original license to Shenghuo under the original terms. Two of the Company’s directors, Mark Faupel and Richard Blumberg, are managing members of Shenghuo.

The above descriptions are qualified in their entirety by reference to the SMI agreement and the Shenghuo agreement, attached as Exhibits 10.1 and 10.2, respectively, to this current report and incorporated herein by reference. A press release further describing the agreements is attached at Exhibit 99.1 and is incorporated herein by reference.

This current report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities described above have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02. The issuance of the securities described under Item 1.01 pursuant to the SMI agreement has been conducted as a private placement to “accredited investors” (as that term is defined under Rule 501 of Regulation D), and is exempt from registration under the Securities Act of 1933 in reliance upon Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

The information set forth under Item 1.01 is incorporated by reference into this Item 5.05. On January 15, 2017, each of the disinterested directors on the Company’s Board of Directors, having considered the interests of Dr. Faupel and Mr. Blumberg and having approved the agreement, effectively waived the conflict-of-interest provisions of the Company’s code of ethics.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Exhibit
10.1*	Agreement, dated January 22, 2017, between the Company and Shandong Yaohua Medical Instrument Corporation
10.2	Agreement, dated January 22, 2017, between the Company and Shenghuo Medical, LLC
99.1	Press Release, dated January 25, 2017

* Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to Rule 24B-2 promulgated under the Securities Exchange Act of 1934

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

/s/ Gene S. Cartwright, Ph.D.
By: Gene S. Cartwright, Ph.D.
President and Chief Executive Officer
Date: January 26, 2017

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EXHIBIT INDEX

Number	Exhibit
10.1*	Agreement, dated January 22, 2017, between the Company and Shandong Yaohua Medical Instrument Corporation
10.2	Agreement, dated January 22, 2017, between the Company and Shenghuo Medical, LLC
99.1	Press Release, dated January 25, 2017

* Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to Rule 24B-2 promulgated under the Securities Exchange Act of 1934

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